Exhibit 99.1

JOINT ACQUISITION STATEMENT
PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D with respect to shares of common stock, par value $0.01 per share, of CyrusOne Inc. is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge and agree that this Joint Acquisition Statement shall be included as an Exhibit to such statement on Schedule 13D.  The undersigned acknowledge that each is responsible for the timely filing of this statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the other persons making the applicable filing, unless he, she or it knows or has reason to believe that such information is inaccurate.

Date:  February 28, 2014

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

CINCINNATI BELL TECHNOLOGY SOLUTIONS INC.

By:	/s/ Christopher J. Wilson
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

DATA CENTER INVESTMENTS INC.

By:	/s/ Christopher J. Wilson
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

DATA CENTERS SOUTH INC.

By:	/s/ Christopher J. Wilson
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

DATA CENTER INVESTMENTS HOLDCO LLC

By:	/s/ Christopher J. Wilson
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary

DATA CENTERS SOUTH HOLDINGS LLC

By	/s/ Christopher J. Wilson
Name:	Christopher J. Wilson
Title:	Vice President, General Counsel and Secretary